EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use in this Amendment No. 1 to Registration Statement of OmniCorder Technologies, Inc. on Form SB-2 of our report dated March 31, 2004 relating to the financial statements of OmniCorder Technologies, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts."


Marcum & Kliegman LLP


New York, New York
June 1, 2004